CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52783) pertaining to the Justin Industries, Inc. Employee Stock Ownership Plan of our report dated May 28, 1999, with respect to the financial statements and schedules of the Justin Industries, Inc. Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.




                               /S/ ERNST & YOUNG LLP


Fort Worth, Texas
June 26, 1999